TRANSFER AGENT AGREEMENT

This Agreement is made and entered into this 26th day of September, 2013, by and between the Croft Funds Corporation (the “Corporation”), a Maryland corporation having its principal place of business at 300 Water Street, Baltimore, Maryland 21202, and Mutual Shareholder Services, LLC, a Delaware limited liability company (“MSS”).

RECITALS:

A.

The Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

B.

The Corporation desires to appoint MSS as its transfer agent and dividend disbursing and redemption agent for each of the Croft Income Fund, the Croft Value Fund and the Croft Focus Fund (each a “Fund”), and MSS desires to accept such appointment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.

DUTIES OF MSS.

1.01

Subject to the terms and conditions set forth in this Agreement, the Corporation hereby employs and appoints MSS to act, and MSS agrees to act, as transfer agent for the Corporation’s authorized and issued shares of beneficial interest of each class of each Fund of the Corporation (the “Shares”), and as dividend disbursing and redemption agent for the Corporation.

1.02

MSS agrees that it will perform the following services:

(a)

In accordance with procedures established from time to time by agreement between the Corporation and MSS, MSS shall:

(i)

Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the custodian of the Corporation authorized by the Board of Directors of the Corporation (the “Custodian”);

(ii)

Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iii)

Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

(iv)

At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(v)

Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(vi)

Prepare and transmit payments for dividends and distributions declared by the Corporation;

(vii)

Maintain records of account for and advise the Corporation and its Shareholders as to the foregoing;

(viii)

Maintain an Anti-Money Laundering Program in compliance with the USA Patriot Act of 2001 and regulation thereunder, and provide to the Corporation a copy of MSS’s Anti-Money Laundering Program;

(ix)

Perform such services as are necessary to implement and enforce the Corporation’s Anti-Money Laundering Program;

(x)

Provide necessary and reasonable access to properly authorized federal examiners so that they can obtain all necessary information and records relating to the AML Program and to inspect MSS’s implementation and operation of the AML Program; and

(xi)

Record the issuance of Shares of the Corporation and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Corporation which are authorized, based upon data provided to it by the Corporation, and issued and outstanding.  MSS shall also provide the Corporation on a regular basis with the total number of Shares which are authorized, issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Corporation.

(b)

In addition, MSS shall perform all of the customary services of a transfer agent, dividend disbursing and redemption agent, including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes for U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and provide a system and reports which will enable the Corporation to monitor the total number of Shares sold in each state.

Procedures applicable to certain of these services may be established from time to time by agreement between the Corporation and MSS.

2.

FEES AND EXPENSES

2.01

In consideration of the services to be performed by MSS for each Fund pursuant to this Agreement, the Corporation agrees to pay MSS the fees set forth in the fee schedule attached hereto as “Exhibit A”.

2.02

In addition to the fees paid under Section 2.01 above, the Corporation agrees to reimburse MSS for out-of-pocket expenses or advances incurred by MSS in connection with the performance of its obligations under this Agreement.  In addition, any other expenses incurred by MSS at the request or with the consent of the Corporation will be reimbursed by the Corporation.

2.03

The Corporation agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.  Postage for mailing of dividends, proxies, Corporation reports and other mailings to all shareholder accounts shall be advanced to MSS by the Corporation at least seven days prior to the mailing date of such materials.

3.

REPRESENTATIONS AND WARRANTIES OF MSS

MSS represents and warrants to the Corporation that:

3.01

It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware.

3.02

It is duly qualified to carry on its business in the State of Ohio.

3.03

It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

3.04

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.06

MSS is duly registered as a transfer agent under the Securities Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

4.

REPRESENTATIONS AND WARRANTIES OF THE FUND

The Corporation represents and warrants to MSS that:

4.01

It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

4.02

It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement.

4.03

All corporate proceedings required by said Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement.

4.04

It is an open-end and diversified management investment company registered under the 1940 Act.

4.05

A registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Corporation being offered for sale.

5.

INDEMNIFICATION

5.01

MSS shall not be responsible for, and the Corporation shall indemnify and hold MSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a)

All actions of MSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without  negligence or willful misconduct.

(b)

The Corporation’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Corporation’s lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Corporation hereunder.

(c)

The reliance on or use by MSS or its agents or subcontractors of information, records and documents which (i) are received by MSS or its agents or subcontractors and furnished to it by or on behalf of the Corporation, and (ii) have been prepared and/or maintained by the Corporation or any other person or firm on behalf of the Corporation.

(d)

The reliance on, or the carrying out by MSS or its agents or subcontractors of, any instructions or requests of the Corporation.

(e)

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.02

MSS shall indemnify and hold the Corporation harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by MSS as a result of MSS’s lack of good faith, gross or ordinary negligence or willful misconduct.

5.03

At any time MSS may ask any officer of the Corporation for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by MSS under this Agreement, and MSS and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.  MSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Corporation, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided MSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Corporation, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.  MSS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Corporation, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

5.04

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.05

Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.  The party who may be required to indemnify shall have the option to participate with the party seeking indemnification the defense of such claim.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

6.

COVENANTS OF THE FUND AND MSS

6.01

The Corporation shall promptly furnish to MSS a certified copy of the resolution of the Board of Directors of the Corporation authorizing the appointment of MSS and the execution and delivery of this Agreement.

6.02

MSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Corporation for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

6.03

MSS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  To the extent required by Section 31 of the 1940 Act, as amended, and the rules thereunder, MSS agrees that all such records prepared or maintained by MSS relating to the services to be performed by MSS hereunder are the property of the Corporation and will be preserved, maintained and made available in accordance with such section and rules, and will be surrendered promptly to the Corporation on and in accordance with its request.

6.04

MSS and the Corporation agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.05

In case of any requests or demands for the inspection of the Shareholder records of the Corporation, MSS will endeavor to notify the Corporation and to secure instructions from an authorized officer of the Corporation as to such inspection.  MSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Corporation of any unusual request to inspect or copy the Shareholder records of the Corporation or the receipt of any other unusual request to inspect, copy or produce the records of the Corporation.

7.

TERM OF AGREEMENT

7.01

This Agreement shall become effective as of the date hereof and shall remain in force for a period of three years.  This Agreement will automatically renew for successive annual terms unless one party provides written notice to the other party 90 days prior to the annual renewal date that the agreement will not be renewed.  Each party to this Agreement has the option to terminate this Agreement during the initial three year term and any renewal period, without penalty, upon 90 days prior written notice.

7.02

Should the Corporation exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Corporation.  Additionally, MSS reserves the right to charge for any other reasonable expenses associated with such termination.

8.

MISCELLANEOUS

8.01

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

8.02

This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Corporation.

8.03

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio as at the time in effect and the applicable provisions of the 1940 Act.  To the extent that an applicable law of the State of Ohio, or any of the provisions here in, conflict with the applicable provisions of the 1940 Act, the latter shall control.

8.04

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

8.05

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses or such other address as the parties may specify from time to time:

To the Corporation:

To MSS:

Croft Funds Corporation

Mutual Shareholder Services, LLC

300 Water Street

8000 Town Centre Drive, Suite 400

Baltimore, MD 21202

Broadview Heights, OH 44147

- Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Croft Funds Corporation

Mutual Shareholder Services, LLC

By:

By:

Its: ___________________________

Its: ___________________________

Exhibit A

MSS Fee Schedule

Croft Income Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Single Class)				216
Blue Sky States			-	-
				2,741
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		2,741

		Annual Fee		32,892

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-

Croft Value Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Multi Class)				540
Blue Sky States			-	-
				3,065
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		3,045

		Annual Fee		36,780

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-

Croft Focus Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Multi Class)				540
Blue Sky States			-	-
				3,065
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		3,045

		Annual Fee		36,780

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-